Exhibit 107

Calculation of Fee Filing Tables

Form F-3

(Form Type)

FREIGHTOS LTD.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid
Secondary Offering
	Equity	Ordinary Shares, par value $0.00001 per share	Other- 457(c)	1,391,162 (2)	$2.025 (3)	$2,817,103.05	$0.00014760	$415.80
	Equity	Warrants to purchase Ordinary Shares	Other- 457(g)	495,000 (2)	— (4)	—	—	—
Fees Previously Paid								$0

Carry Forward Securities(5)

Carry Forward Securities (5)
Primary Offering
	Equity	Ordinary Shares, par value $0.00001 per share	415(a)(6)	14,850,000		$170,775,000			F-1	333-269911	May 1, 2023	$18,819.41
Secondary Offering
	Equity	Ordinary Shares, par value $0.00001 per share	415(a)(6)	40,625,668		$219,378,607.20			F-1	333-269911	May 1, 2023	$24,175.53
	Equity	Warrants to purchase Ordinary Shares)	415(a)(6)	8,550,549		—(6)			F-1	333-269911	May 1, 2023	—
	Total Offering Amounts					$392,970,710.25		$415.80
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$415.80

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	In addition to carrying forward the registration of a primary offering of Freightos Ordinary Shares, par value $0.00001 per share (“Freightos Ordinary Shares”) issuable upon exercise of Warrants to purchase Freightos Ordinary Shares (“Freightos Warrants”), and a secondary offering of Freightos Ordinary Shares and Freightos Warrants by selling security holders (as set forth further below in the registration fee table), the registrant is also currently registering, as newly registered securities, the secondary offering of additional Freightos Ordinary Shares and Freightos Warrants.

(3)	Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per unit of the newly registered Freightos Ordinary Shares is based on the average of the high and low prices of the Freightos Ordinary Shares as reported on the Nasdaq Capital Market on June 12, 2024.

(4)	In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the secondary offering of the Freightos Warrants included as newly registered securities is allocated to the Freightos Ordinary Shares underlying those Freightos Warrants, and no separate fee is payable for the secondary offering of those Freightos Warrants. The Freightos Ordinary Shares underlying those Freightos Warrants are included in the Unsold Securities (as defined in footnote (5) below) being carried over (among the 14,850,000 Freightos Ordinary Shares issuable upon exercise of Freightos Warrants pursuant to the primary offering) from the Prior Registration Statement, as described in footnote (5) below.

(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities (the “Unsold Securities”) previously registered under the registration statement on Form F-1 (File No. 333-269911), which initially became effective with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “Prior Registration Statement”), consisting of: (i) 14,850,000 Freightos Ordinary Shares issuable upon exercise of Freightos Warrants, which are being offered by the Company in a primary offering; and (ii) the following securities being offered by selling security holders in a secondary offering— (x) 40,625,668 Freightos Ordinary Shares, which include 8,550,549 Freightos Ordinary Shares issuable upon exercise of Freightos Warrants, and (y) 8,550,549 Freightos Warrants. The registrant paid filing fees for the Unsold Securities in an aggregate amount of $42,994.94. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant or any selling security holder sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the secondary offering of the 8,550,549 Freightos Warrants being carried forward from the Prior Registration Statement was allocated to the Freightos Ordinary Shares underlying those Freightos Warrants (which were included among the 14,850,000 Freightos Ordinary Shares issuable upon exercise of Freightos Warrants pursuant to the primary offering being carried forward), and no separate fee was payable for the secondary offering of those Freightos Warrants.